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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stream Machine Company 1996 Stock Plan, and the Stream Machine Company 2001 Stock Plan, of our report dated April 30, 2001, with respect to the consolidated financial statements of Cirrus Logic, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

Austin, Texas
December 3, 2001